SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 21, 2009
GRUBB & ELLIS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307

(State or other jurisdiction of formation)	(Commission File Number)	(IRS Employer Identification No.)
1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (714) 667-8252
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Disposition of Property
     On January 26, 2009, Grubb & Ellis Company (the “Company”) issued a press release announcing that it had received non-refundable earnest money deposits totaling $6.25 million from an undisclosed buyer for the property located at 39 Old Ridgebury Road, Danbury, Connecticut (the “Property”). Upon closing, the transaction is expected to result in net cash proceeds of approximately $14 million for the Company.
     The definitive agreements entered into by the Company in connection with the disposition of the Property will be filed by amendment to this Current Report on Form 8-K.
     The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     Sixth Amendment to Danbury Purchase Agreement
     On October 31, 2008, the Company, through GERA Danbury LLC, a subsidiary of the Company’s wholly owned subsidiary GERA Property Acquisition, LLC, entered into Agreement for Purchase and Sale of Real Property and Escrow Instructions (the “Danbury Purchase Agreement”) with Matrix Connecticut, LLC (“Matrix”) for the property located at 39 Old Ridgebury Road, Danbury, Connecticut (the “Property”).
     Matrix made an initial deposit of $1,250,000 (“Initial Deposit”) in connection with the execution of the Danbury Purchase Agreement. The Initial Deposit is non-refundable except in the event the Company does not meet its closing conditions. Matrix was required to make an additional, non-refundable deposit of $5,000,000 (“Additional Deposit”) on or prior to January 8, 2009, the last day of the inspection period (the “Inspection Period”) if it wishes to proceed with the transaction.
     On January 8, 2009, the Company, through GERA Danbury LLC, entered into an amendment (the “First Amendment”) to the Danbury Purchase Agreement with Matrix. The First Amendment extended for Matrix from January 8, 2009 to January 12, 2009 the Inspection Period, and correspondingly, the time for Matrix to decide whether it wishes to proceed with the transaction and make the Additional Deposit.
     On January 12, 2009, the Company, through GERA Danbury LLC, entered into a second amendment (the “Second Amendment”) to the Danbury Purchase Agreement with Matrix. The Second Amendment further extended for Matrix the Inspection Period from January 12, 2009 to January 14, 2009, and correspondingly, the time for Matrix to decide whether it wishes to proceed with the transaction and make the Additional Deposit.
     On January 14, 2009, the Company, through GERA Danbury LLC, entered into a third amendment (the “Third Amendment”) to the Danbury Purchase Agreement with Matrix. The Third Amendment further extended for Matrix the Inspection Period from January 14, 2009 to January 16, 2009, and correspondingly, the time for Matrix to decide whether it wishes to proceed with the transaction and make the Additional Deposit.

     On January 16, 2009, the Company, through GERA Danbury LLC, entered into a fourth amendment (the “Fourth Amendment”) to the Danbury Purchase Agreement with Matrix. The Fourth Amendment further extended for Matrix the Inspection Period from January 16, 2009 to January 20, 2009, and correspondingly, the time for Matrix to decide whether it wishes to proceed with the transaction and make the Additional Deposit.
     On January 20, 2009, the Company, through GERA Danbury LLC, entered into a fifth amendment (the “Fifth Amendment”) to the Danbury Purchase Agreement with Matrix. The Fifth Amendment further extended for Matrix the Inspection Period from January 20, 2009 to January 21, 2009, and correspondingly, the time for Matrix to decide whether it wishes to proceed with the transaction and make the Additional Deposit.
     On January 21, 2009, the Company, through GERA Danbury LLC, entered into a sixth amendment (the “Sixth Amendment”) to the Danbury Purchase Agreement with Matrix. The Sixth Amendment further extends for Matrix the Inspection Period from January 21, 2009 to January 23, 2009, and correspondingly, the time for Matrix to decide whether it wishes to proceed with the transaction and make the Additional Deposit. The Company may terminate the Danbury Purchase Agreement if Matrix fails to timely make the Additional Deposit.
     The foregoing is only intended to be a summary of the terms of the Sixth Amendment, and is not intended to be a complete discussion of such document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Sixth Amendment, which is annexed as Exhibit 99.2 to this Current Report on Form 8-K. Similarly, the foregoing is not intended to be a complete discussion of: (i) the Third Amendment, the Fourth Amendment and the Fifth Amendment, and it is qualified in its entirety by reference to the full text of the Third Amendment, the Fourth Amendment and the Fifth Amendment, each of which is annexed as an Exhibit to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 21, 2009, (ii) the First Amendment and the Second Amendment, and it is qualified in its entirety by reference to the full text of the First Amendment and the Second Amendment, each of which is annexed as an Exhibit to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 14, 2009, and (ii) the Danbury Purchase Agreement, and it is qualified in its entirety by reference to the full text of the Danbury Purchase Agreement, which is annexed as an Exhibit to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 5, 2008.
Item 9.01 Financial Statements and Exhibits.
(d)	The following are filed as Exhibits to this Current Report on Form 8-K:

99.1	Press release issued by Grubb & Ellis Company dated January 26, 2009.

99.2	Sixth Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions, dated as of January 21, 2009, by and between GERA Danbury LLC and Matrix Connecticut, LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY
By:	/s/ Richard W. Pehlke
Richard W. Pehlke
Chief Financial Officer and Executive Vice President
Dated: January 27, 2009

EXHIBIT INDEX

99.1	Press release issued by Grubb & Ellis Company dated January 26, 2009.

99.2	Sixth Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions, dated as of January 21, 2009, by and between GERA Danbury LLC and Matrix Connecticut, LLC.